Exhibit 99.B(n)(1)

SCHEDULE A
(to Multi-Class Plan for Pacific Funds Series Trust)

Fund Name	Share Class(es)

Pacific FundsSM Portfolio Optimization Conservative
Pacific FundsSM Portfolio Optimization Moderate-Conservative
Pacific FundsSM Portfolio Optimization Moderate
Pacific FundsSM Portfolio Optimization Growth
Pacific FundsSM Portfolio Optimization Aggressive-Growth

A, C, Advisor

Pacific FundsSM Core Income Pacific FundsSM Floating Rate Income Pacific FundsSM High Income	A, C, I, Advisor, P

Pacific FundsSM Short Duration Income Pacific FundsSM Strategic Income	A, C, I, Advisor

Pacific FundsSM Ultra Short Income	I, Advisor

Pacific FundsSM Diversified Income	Advisor

Pacific FundsSM Large-Cap Pacific FundsSM Large-Cap Value Pacific FundsSM Small/Mid-Cap Pacific FundsSM Small-Cap Pacific FundsSM Small-Cap Value Pacific FundsSM Small-Cap Growth	A, C, Advisor, R6, P

PF Small-Cap Value Fund
PF Emerging Markets Fund
PF Developing Growth Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Short Duration Bond Fund
PF Growth Fund
PF Mid-Cap Equity Fund
PF International Large-Cap Fund
PF International Small-Cap Fund
PF Managed Bond Fund
PF Inflation Managed Fund
PF Real Estate Fund
PF Emerging Markets Debt Fund PF
Currency Strategies Fund
PF Multi-Asset Fund
PF Multi-Fixed Income Fund

P

Effective:  January 1, 2020